Exhibit (d)(viii) under Form N-1A
                                       Exhibit 10 under Item 601/Reg. S-K


                          INVESTMENT ADVISORY CONTRACT
                                LETTER AGREEMENT

                         Huntington Asset Advisors, Inc.
                              41 South High Street
                               Columbus, OH 43287


                                                               February 25, 2006

Huntington VA Funds
41 South High Street
Columbus, OH  43287


Dear Sirs:

      Under the Investment Advisory Contract between Huntington Asset Advisors, Inc. (the "Adviser") and Huntington VA Funds (the "Trust"), dated May 12, 2001, as amended, the Adviser agrees to contractually waive all or a portion of its investment advisory fee (based on average daily net assets) to which it is otherwise entitled to receive from the Funds listed below and/or to reimburse certain operating expenses of the Funds in order to limit each Fund's total operating expenses to not more than 1.00% of the Fund's average daily net assets, for the period starting May 1, 2006 through April 30, 2007.

  Huntington VA Dividend Capture Fund    Huntington VA Mid Corp America Fund
       Huntington VA Growth Fund        Huntington VA Mortgage Securities Fund
   Huntington VA Income Equity Fund         Huntington VA New Economy Fund
Huntington VA International Equity Fund  Huntington VA Rotating Markets Fund
     Huntington VA Macro 100 Fund         Huntington VA Situs Small Cap Fund


      If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof. This may be executed in counterpart.

                                    Very truly yours,

HUNTINGTON ASSET ADVISORS, INC.


                                    By:  /s/ Randolph Bateman
                                       --------------------------------
                                    Name:  B. Randolph Bateman
                                    Title:      President     &     Chief
                                    Investment Officer

ACCEPTED:

HUNTINGTON VA FUNDS


By:   /s/ Christopher E. Sabato
   ---------------------------------
Name:  Christopher E. Sabato
Title:  Treasurer